UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas, 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on February 9, 2026, Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Madison Parent Inc., a Delaware corporation (“Parent”), and Madison Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

On October 14, 2026 (the “Closing Date”), on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), the Merger was consummated. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

Eighth Amendment to Credit Agreement

Substantially concurrently with the closing of the Merger, on October 14, 2026, the Company entered into an eighth amendment (the “Credit Agreement Amendment”) to the Company’s credit agreement, dated as of August 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”) and collateral agent, the several lenders from time to time party thereto and each other party thereto. The Credit Agreement governs the Company’s revolving credit facility (the “Revolving Credit Facility”) and term loan.

Pursuant to the Credit Agreement Amendment, the Company incurred $100 million of incremental term loans, the proceeds of which were used to fund payments required in connection with the Merger and for other general corporate purposes, and to pay fees, costs and expenses in connection with the Credit Agreement Amendment.

In connection with the closing of the Merger, in addition to the Credit Agreement Amendment, the Company delivered notice to the Administrative Agent as required by the Credit Agreement, to terminate in full and permanently reduce the commitment under the Revolving Credit Facility to $0, effective as of the date of the Merger.

The remaining terms of the Credit Agreement, as amended by the Credit Agreement Amendment, are substantially the same as the terms under the existing Credit Agreement, including with respect to events of default and loan acceleration.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amendment to ABL Credit Agreement

In connection with the closing of the Merger, the third amendment to the Company’s ABL Credit Agreement, dated as of August 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”) (the “Third Amendment”), which was executed on May 15, 2026, has become effective.

Item 1.02	Termination of a Material Definitive Agreement.

On October 14, 2026, in connection with the closing of the Merger, the Company irrevocably deposited with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), funds in an aggregate amount of approximately $1,872.7 million, sufficient to pay (i) the regular interest payment due on October 15, 2026 on the Company’s 7.750% Senior Notes due 2028 (the “2028 Notes”) and (ii) the redemption price of all outstanding 2028 Notes and the Company’s 7.500% Senior Notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Senior Notes”). As a result, the indenture, dated as of February 17, 2021, among the Company, the guarantors party thereto and the Trustee, governing the 2028 Notes, and the indenture, dated as of June 1, 2021, among the Company, the guarantors party thereto and the Trustee, governing the 2029 Notes, were each satisfied and discharged in accordance with their terms, except for certain provisions thereof that, by their terms, survive such satisfaction and discharge. The Senior Notes will be redeemed in full on October 24, 2026 at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, (i) Parent completed its previously announced acquisition of the Company, (ii) the Company became a wholly owned subsidiary of Parent and (iii) each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (a) held by the Company as treasury stock, (b) owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub) or (c) held by any holder who properly exercised, and did not withdraw or lose, appraisal rights in accordance with Section 262 of the DGCL), was converted into the right to receive an amount in cash equal to $2.43 per share, without interest (the “Merger Consideration”).

Company Options. At the Effective Time, each option to purchase shares of Company Common Stock (each, a “Company Option”) that was outstanding immediately prior to the Effective Time was automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Company Options with an exercise price per share equal to or greater than the Merger Consideration were automatically cancelled and forfeited for no consideration at the Effective Time.

Company RSUs. Each restricted stock unit of the Company (each, a “Company RSU”) (other than any such award granted to non-employee directors in lieu of cash retainers in accordance with the Company’s non-employee director compensation program (the “Director Substitute RSUs”), as described below) that was outstanding immediately prior to the Effective Time automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, vested and was cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time (“RSU Consideration”). The RSU Consideration payable in respect of each 2026 Annual RSU will vest and become payable in accordance with the service-based vesting schedule applicable to such Company RSU immediately prior to the Effective Time, subject to the holder of such Company RSU having remained in continuous service to the Company as an employee or consultant until the applicable vesting date, in accordance with the terms of the applicable award agreement governing such Company RSU.

Each Director Substitute RSU that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive the RSU Consideration with respect to a portion of the shares of Company Common Stock subject to the award, determined as the product of (i) the total number of shares of Company Common Stock subject to the Director Substitute RSU as of immediately prior to the Effective Time and (ii) the ratio of (A) the number of calendar quarters (including the quarter in which the Effective Time occurs) that have elapsed between January 1, 2026 and the Closing Date to (B) four.

Company PSUs – Completed Performance Periods. Each performance stock unit of the Company (each, a “Company PSU”) for which the applicable performance period had been completed as of the Effective Time and that was outstanding and unvested as of immediately prior to the Effective Time automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, vested and was cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined assuming the payout factor applicable to such Company PSUs based on actual performance attained in accordance with the applicable award agreement governing such Company PSU).

Company PSUs – Uncompleted Performance Periods. Each Company PSU (including any portion thereof) for which the performance period was not completed at or prior to the Effective Time and that was outstanding and unvested as of immediately prior to the Effective Time (except with respect to any Company PSU that vests based on achievement of targets for the average closing price of Company Common Stock (each, a “Company Stock Price PSU”, as described below) was automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (the “Unvested PSU Consideration”). The Unvested PSU Consideration will vest and become payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without cause or resignation for good reason, as such terms are defined in the Company’s Executive Change in Control Severance Plan, following the Effective Time and prior to the regular vesting date. For purposes of the immediately preceding clause (ii), the number of shares of Company Common Stock subject to each Company PSU shall be determined in the manner set forth in the Merger Agreement and the Company Disclosure Letter, including in respect of the applicable payout factor. For the avoidance of doubt, any Unvested PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

Company PSUs – Company Stock Price PSUs. Each Company Stock Price PSU that is outstanding as of immediately prior to the Effective Time was automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, was cancelled and converted into the right to receive, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) two-thirds of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time (the “Unvested Company Stock Price PSU Consideration”), with such Unvested Company Stock Price PSU Consideration vesting and becoming payable on May 31, 2028, subject to double-trigger accelerated vesting on any termination without cause or resignation for good reason, as such terms are defined in the Company’s Executive Change in Control Severance Plan, following the Effective Time and prior to May 31, 2028. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements through May 31, 2028.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2026, the terms of which are incorporated herein by reference.

The information in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K, including the information relating to change of control triggering events under the existing Credit Agreement is incorporated by reference in this Item 2.04.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on October 14, 2026 that the Merger had been completed and requested that the trading of the Company Common Stock be suspended and the listing of the Company Common Stock on the NYSE be removed. The Company has requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the Company Common Stock was no longer listed on the NYSE and to deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, the Company intends to file with the SEC a Certification and Notification of Termination on Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent. The total amount of cash consideration payable to the Company’s equityholders at closing in connection with the Merger and pursuant to the Merger Agreement was approximately $1.3 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from (i) approximately $3.3 billion in the form of equity investments by funds affiliated with MIC Capital Management UK LLP (“Mubadala”), (ii) the proceeds of the incremental term loans described in Item 1.01 of this Current Report on Form 8-K and (iii) cash on hand of the Company.

The information in the Introductory Note and in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Scott Wells ceased to serve as Chief Executive Officer and President and separated from the Company and its subsidiaries. Effective upon consummation of the Merger, Wade Davis was appointed as President and Chief Executive Officer of the Company, which will operate as a private standalone company.

Each of W. Benjamin Moreland, John Dionne, Lisa Hammitt, Andrew Hobson, Timothy P. Jones, Thomas C. King, Joe Marchese, Scott R. Wells, Raymond T. White, and Jinhy Yoon resigned from the Company’s board of directors and from any and all committees of the board of directors on which they served and ceased to be directors of the Company. Effective upon consummation of the Merger, Wade Davis, Lynn Feldman, and David Sailer were appointed as directors of the Company.

In addition, at the Effective Time, the Company terminated the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan.

The information in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, effective on the Closing Date, the certificate of incorporation and bylaws of the Company were each amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. as of October 14, 2026 and the Amended and Restated Bylaws of Clear Channel Outdoor Holdings, Inc. as of October 14, 2026 are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On October 14, 2026, the Company and Mubadala Capital issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of February 9, 2026, by and among Clear Channel Outdoor Holdings, Inc., Madison Parent Inc., and Madison Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Clear Channel Outdoor Holdings, Inc. on February 9, 2026).

3.1	Amended and Restated Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc., dated October 14, 2026.

3.2	Amended and Restated Bylaws of Clear Channel Outdoor Holdings, Inc., dated October 14, 2026.

10.1	Eighth Amendment to Credit Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., the several lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and each other party thereto, relating to the Company’s Existing Credit Agreement.

99.1	Joint Press Release, dated October 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 14, 2026	By:	/s/ David Sailer
David Sailer
Chief Financial Officer